QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.51

Crown Media Holdings, Inc.

February 18, 2015

Mr. William J. Abbott

        Re:    Employment Agreement Amendment

Dear Mr. Abbott:

        This will confirm our agreement to amend your employment agreement with Crown Media Holdings, Inc. ("Crown") dated May 7, 2009, as subsequently amended (the "Agreement"), as follows:

  1.
  The term of the Agreement and your employment by Crown as set out in Paragraph 2 of the Agreement, is extended until December 31, 2016, unless otherwise terminated in accordance with the terms of the Agreement.

  2.
  Section 8(a)(iii) shall be amended by replacing "December 31, 2011" with "December 31, 2016, or such other date to which the Term is extended by amendment or automatic renewal."

  3.
  Effective as of March 1, 2015, your base salary as set forth in Paragraph 3(a) shall be Eight Hundred Seventy Two Thousand ($872,000) per year, with an Annual Bonus Target of 80% of base salary and an LTIP Target of 85% of base salary.

        Except as amended herein, all other terms of the Agreement will remain in full force and effect.

Very truly yours, Crown Media Holdings, Inc.
By:	/s/ DONALD J. HALL, JR. Donald J. Hall, Jr. Co-Chairman of the Board

Agreed and Accepted:

/s/ WILLIAM J. ABBOTT William J. Abbott

QuickLinks

  Exhibit 10.51
Crown Media Holdings, Inc.